UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2006

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15295 Alton Parkway, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As provided below, ISTA Pharmaceuticals, a Delaware corporation (“ISTA”) has exclusively licensed from SENJU Pharmaceuticals, Co., Ltd. (“Senju”) the North American rights to two new product candidates, iganidipine, a calcium channel blocker, and a new formulation of latanoprost, a prostaglandin. Both candidates are currently under investigation for the treatment of glaucoma and other ophthalmic applications,

On June 12, 2006, ISTA, and Senju, entered into two license agreements pursuant to which Senju has granted to ISTA certain exclusive rights in the United States, Canada, Mexico, and their respective territories or possessions (the “Territory”) under certain Senju intellectual property to certain ophthalmic pharmaceutical preparations containing specified prostaglandins, including latanoprost, or containing iganidipine. Under the prostaglandins license agreement, ISTA will pay Senju non-refundable upfront and milestone payments of up to approximately $8 million and royalties on product sales, and, under the iganidipine license agreement, ISTA will pay Senju non-refundable upfront and milestone payments of up to approximately $8 million and royalties on product sales. ISTA is responsible, at its expense, for completing all development activities for the foregoing products in the Territory, including clinical trials and the preparation and submission of New Drug Applications to the U.S. Food and Drug Administration. ISTA is also responsible for manufacturing, and if the products are approved, marketing and selling such products in the Territory.

Senju has previously licensed to ISTA certain exclusive rights in the U.S. to (i) Istalol™ (0.5% timolol maleate ophthalmic solution) for the treatment of glaucoma, (ii) Xibrom™ (0.1% bromfenac sodium ophthalmic solution) for the treatment of ocular inflammation, eye pain and photophobia, and (iii) ecabet sodium for the treatment of dry eye syndrome.

The above summary does not purport to be a complete description of the terms of the prostaglandins and iganidipine license agreements and is qualified in its entirety by reference to each license agreement, which are respectively attached hereto as Exhibits 10.1 and 10.2 to this Current Report and are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1*	Exclusive License Agreement dated June 12, 2006, by and between ISTA Pharmaceuticals, Inc. and SENJU Pharmaceutical Co., Ltd.

10.2*	Exclusive License Agreement dated June 12, 2006, by and between ISTA Pharmaceuticals, Inc. and SENJU Pharmaceutical Co., Ltd.

*	Confidential treatment has been requested for portions of this exhibit; the omitted material has been separately filed with the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

June 16, 2006	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer, Chief Accounting
Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Exclusive License Agreement dated June 12, 2006, by and between ISTA Pharmaceuticals, Inc. and SENJU Pharmaceutical Co., Ltd.

10.2*	Exclusive License Agreement dated June 12, 2006, by and between ISTA Pharmaceuticals, Inc. and SENJU Pharmaceutical Co., Ltd.

*	Confidential treatment has been requested for portions of this exhibit; the omitted material has been separately filed with the Securities and Exchange Commission.